UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 16, 2015

REALTY INCOME CORPORATION

(Exact Name of Registrant as Specified in Charter)

      MARYLAND                                       1-13374                                  33-0580106

(State or Other Jurisdiction of                                 (Commission File Number)                    (IRS Employer Identification No.)

  Incorporation or Organization)

11995 El Camino Real, San Diego, California 92130

(Address of Principal Executive Offices)

                        Registrant’s telephone number, including area code: (858) 284-5000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

            On and effective June 16, 2015, the Board of Directors of Realty Income Corporation, a Maryland corporation (the “Company”), amended and restated the Company’s Bylaws.  The following is a summary of changes effected by adoption of the Amended and Restated Bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated by reference.

GENERAL

            In addition to the amendments described below, the Amended and Restated Bylaws include certain changes to (1) clarify language, (2) comply with or conform to Maryland law and (3) make various technical corrections and ministerial changes.  The Amended and Restated Bylaws are referred to herein as the amended Bylaws.

ARTICLE III.  STOCKHOLDERS.

Special Stockholders Meetings.  The amended Bylaws clarify that a special meeting of stockholders may be called by the Chairman of the Board.  The amended Bylaws also clarify procedures for stockholders to call a special meeting of stockholders, including addressing issues relating to (a) the contents of the notices from stockholders requesting a special meeting and (b) revocation of requests for special stockholders meetings.

            Notice of Stockholders Meetings.  The amended Bylaws (a) provide for notice of a meeting of stockholders by electronic transmission and (b) clarify the power of the Company to postpone or cancel a meeting by making a public announcement.

Conduct of Stockholders Meetings.  The amended Bylaws update the list of the powers of the chairman over the conduct of the meeting, including (a) concluding, recessing or adjourning a meeting, whether or not a quorum is present, and (b) complying with any state or local laws and regulations concerning safety and security.

            Inspectors.  The amended Bylaws clarify the responsibilities of the inspectors of election and retain for the chairman of the meeting the responsibility for determining the existence of a quorum and the results of stockholder votes.

            Advance Notice of Director Nominations and New Business Proposals from Stockholders.  The amended Bylaws expand the information required to be disclosed by a stockholder nominating an individual for election to the Board of Directors or making a proposal of other business.

ARTICLE IV.  BOARD OF DIRECTORS.

            Resignation of Directors.  The amended Bylaws clarify the procedures by which directors may resign from the Board.

            Loss of Deposits and Surety Bonds.  The amended Bylaws remove references to outdated provisions concerning loss of deposits and the giving of surety bonds by directors.

            Reliance.  The amended Bylaws clarify that directors and officers may rely on information prepared or presented by others whom the director or officer reasonably believes to be reliable and competent in the matters presented to more closely track certain related statutory provisions.

            Subcommittees of the Board.  The amended Bylaws clarify that any committee of the Board may delegate some or all of its powers to one or more subcommittees.

ARTICLE V.  OFFICERS.

Chairman of the Board.  The amended Bylaws clarify that the Chairman of the Board may be designated as an executive or non-executive chairman.

Treasurer.  The amended Bylaws remove references to outdated provisions concerning the giving of surety bonds by the Treasurer of the Company.

ARTICLE X.  INDEMNIFICATION.

            Indemnification and Advance of Expenses.  The amended Bylaws clarify that a present or former director or officer is entitled to indemnification and the advancement of expenses to the maximum extent permitted by Maryland law in the event such director or officer is a witness in a proceeding.  The amended Bylaws clarify that subsequent amendments to the Bylaws do not alter a director’s or officer’s entitlement to indemnification and advance of expenses.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.  The following exhibit is filed herewith:

Exhibit 3.1      Amended and Restated Bylaws of Realty Income Corporation, as adopted on June 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Realty Income Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

By: /s/ Michael R. Pfeiffer

Executive Vice President,
General Counsel and Secretary

Date: June 17, 2015

EXHIBIT INDEX

EXHIBIT

NUMBER                   NAME

3.1                               Amended and Restated Bylaws of Realty Income Corporation, as adopted on June 16, 2015.